Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

BTC Digital Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares and Ordinary Shares issuable upon exercise of Pre-Funded Warrants, par value $0.06 per share	(1)	Other	6,140,350	$0.5570	$3,420,174.95	0.0001381	$472.33
Fees to be Paid	Equity	Ordinary Shares issuable upon exercise of Common Warrants, par value $0.06 per share	(2)	Other	12,280,700	$1.71	$20,999,997.00	0.0001381	$2,900.10

Total Offering Amounts:							$24,420,171.95		3,372.43
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,372.43

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Offering Note(s)

(1)	Represents 18,421,050 Ordinary Shares, par value $0.06 per share, registered for resale, consisting of 5,175,437 issued Ordinary Shares, 964,913 Ordinary Shares issuable upon exercise of Pre-Funded Warrants, and 12,280,700 Ordinary Shares issuable upon exercise of Common Warrants.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on $0.557 per share, the average of the high and low prices of the Ordinary Shares on The Nasdaq Stock Market LLC on July 28, 2026. The proposed maximum aggregate offering price for the 5,175,437 issued Ordinary Shares and the 964,913 Ordinary Shares issuable upon exercise of Pre-Funded Warrants is $3,420,174.95.

The registration fee is calculated at the fiscal year 2026 rate of $138.10 per $1,000,000 of the proposed maximum aggregate offering price, or 0.00013810.
(2)	Represents 18,421,050 Ordinary Shares, par value $0.06 per share, registered for resale, consisting of 5,175,437 issued Ordinary Shares, 964,913 Ordinary Shares issuable upon exercise of Pre-Funded Warrants, and 12,280,700 Ordinary Shares issuable upon exercise of Common Warrants.

Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the Common Warrant exercise price of $1.71 per share. The proposed maximum aggregate offering price for the 12,280,700 Ordinary Shares issuable upon exercise of Common Warrants is $20,999,997.00.

The registration fee is calculated at the fiscal year 2026 rate of $138.10 per $1,000,000 of the proposed maximum aggregate offering price, or 0.00013810.